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                                                                     EXHIBIT 3.6

                                 AMENDMENT NO. 2
                                       TO
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                       EOTT ENERGY GENERAL PARTNER, L.L.C.

      This Amendment No. 2 (this "Amendment") to the Limited Liability Company Agreement, dated as of June 27, 2001 (as amended, the "Limited Liability Company Agreement"), of EOTT Energy General Partner, L.L.C., a Delaware limited liability company (the "Company"), is being executed by the undersigned authorized persons pursuant to Section 10.5 of the Limited Liability Company Agreement.

      WHEREAS, Section 10.5 of the Limited Liability Company Agreement provides that the Limited Liability Company Agreement may be amended with the approval of the Board of Directors of the Company (the "Board") and the member of the Company (the "Member"); and

      WHEREAS, the Board and the Member have each executed a written consent (i) approving a change of the name of the Company from EOTT Energy General Partner, L.L.C. to Link Energy General Partner LLC, and (ii) authorizing and directing the officers of the Company to take all actions necessary or advisable to effect the name change;

      NOW, THEREFORE, the Limited Liability Company Agreement is hereby amended as follows:

      1. Article 2 of the Limited Liability Company Agreement is hereby amended by deleting Section 2.2 thereof in its entirety and replacing in lieu thereof a new Section 2.2 reading in its entirety as follows:

            "2.2 NAME. The name of the Company is "Link Energy General Partner LLC" and all Company business must be conducted in that name or such other names that comply with applicable law as the Board (as defined in Section 6.1.1 of this Agreement) may select from time to time."

      2. All other references in the Limited Liability Company Agreement to "EOTT Energy General Partner, L.L.C." shall be replaced with a reference to "Link Energy General Partner LLC." All other terms and conditions of the Limited Liability Company Agreement shall be unchanged and remain in full force and effect. On or after the date listed below, each reference in the Limited Liability Company Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and any reference to the Limited Liability Company Agreement in any certificate or document delivered in connection therewith, shall mean and be a reference to the Limited Liability Company Agreement as amended hereby.

      3. All capitalized terms used in this Amendment but not defined herein shall have the meanings ascribed to such terms in the Limited Liability Company Agreement.
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                                                                     EXHIBIT 3.6

      4. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

      IN WITNESS WHEREOF, the undersigned authorized persons have executed this Amendment to the Limited Liability Company Agreement on behalf of the Member and the Board effective as of the first day of October, 2003.

                                   MEMBER:

                                   LINK ENERGY LLC

                                   /s/ THOMAS M. MATTHEWS
                                   ---------------------------------------------
                                   Thomas M. Matthews
                                   Chief Executive Officer

                                   BOARD:

                                   /s/ THOMAS M. MATTHEWS
                                   ---------------------------------------------
                                   Thomas M. Matthews

                                   /s/ H. KEITH KAELBER
                                   ---------------------------------------------
                                   H. Keith Kaelber

                                   /s/ DANA R. GIBBS
                                   ---------------------------------------------
                                   Dana R. Gibbs